Exhibit 99.1

For Immediate Release December 13, 2023	Media Contact: PfizerMediaRelations@Pfizer.com +1 (212) 733-1226 Investor Contact: IR@Pfizer.com +1 (212) 733-4848

Pfizer Provides Full-Year 2024 Guidance

Full-Year 2024 Revenue Guidance(1) Range of $58.5 to $61.5 Billion Includes Expected Contribution from Seagen Acquisition
-Anticipates Approximately $8 Billion in Revenues for Comirnaty(2) and Paxlovid
-Seagen Expected to Contribute Approximately $3.1 Billion of Revenues
Expects Full-Year 2024 Operational(3) Revenue Growth of 8%-10% Including Seagen Contribution and Excluding Comirnaty(2) and Paxlovid Revenues, and 3%-5% Excluding Both Seagen Contribution and Comirnaty(2) and Paxlovid Revenues
2024 Adjusted(5) Diluted EPS Guidance Range of $2.05 to $2.25 Includes Expected Impact of Seagen Acquisition
Enterprise-Wide Cost Realignment Program Now Expected to Deliver Annual Net Cost Savings of at Least $4.0 Billion, an Incremental $500 Million Versus Mid-Point of Guidance Range Provided on August 1, 2023
Pfizer to Hold Analyst and Investor Call at 8:30 a.m. EST on Wednesday, December 13, 2023

NEW YORK, December 13, 2023 — Pfizer Inc. (NYSE:PFE) today provided its full-year 2024 guidance(1)(6), which includes the expected financial impact from the Seagen transaction.
Accompanying presentation can be found at www.pfizer.com/investors.

Full-Year 2024 Revenue, Adjusted(5) SI&A, Adjusted(5) R&D and Adjusted(5) Diluted EPS Guidance Ranges(1)(6)
Pfizer expects full-year 2024 revenues to be in the range of $58.5 to $61.5 billion, which includes approximately $8 billion in anticipated revenues for Comirnaty(2) and Paxlovid, approximately $3.1 billion in anticipated revenues from Seagen and approximately $1 billion related to the reclassification of Pfizer’s royalty income from Other (Income)/Deductions into the Revenue line. Including the contribution from Seagen and excluding revenues from Comirnaty(2) and Paxlovid, Pfizer expects to achieve full-year 2024 operational(3) revenue growth of 8% to 10%. Excluding revenues from Comirnaty(2) and Paxlovid and the expected contribution from Seagen, Pfizer expects to achieve full-year 2024 operational(3) revenue growth of 3% to 5%. Both expected operational(3) growth rate ranges are compared with the mid-point of Pfizer’s full-year 2023 revenue guidance range provided on October 31, 2023, and account for the reclassification of royalty income. While the company will begin reporting royalty income in the revenue line in 2024, for growth rate purposes, the company has included royalty income in both 2023 and 2024. Consequently, there is no operational revenue growth attributable to the reclassification of royalty income.

Including the impact of Seagen, Pfizer anticipates full-year 2024 Adjusted(5) SI&A expenses to be in the range of $13.8 billion to $14.8 billion and full-year 2024 Adjusted(5) R&D expenses to be in the range of $11.0 to $12.0 billion. Consequently, total 2024 Adjusted(5) SI&A and R&D expenses are expected to be in the range of $24.8 to $26.8 billion. This range reflects an anticipated decline of approximately $4 billion by the end of 2024 and represents an incremental $500 million expense reduction versus the midpoint of Pfizer’s SI&A and R&D expense guidance provided on August 1, 2023, solely driven by Pfizer’s cost realignment program.
2024 Adjusted(5) diluted EPS is anticipated to be in a range of $2.05 to $2.25, which primarily reflects expected operational(3) growth of 8%-10% in revenues, excluding Comirnaty(2) and Paxlovid, and including the impact of Seagen, as well as anticipated operating margin improvement from the company’s cost realignment activities, partially offset by an expected $0.40 dilutive impact related to the Seagen acquisition, which is predominantly driven by costs to finance the transaction.

A reconciliation of Pfizer’s 2023 Financial Guidance to its 2024 Financial Guidance(1)(6), including certain significant factors impacting 2024 Financial Guidance, is presented below.

	2023 Pfizer Guidance (as of October 31, 2023)	2024 Legacy Pfizer Guidance	Anticipated Impact of Royalty Reclass included in 2024 Guidance	Anticipated 2024 Seagen Impact included in 2024 Guidance	2024 Financial Guidance
Revenues ($ in billions)	$58.0 – $61.0	$54.5 – $57.5	$1.0	$3.1	$58.5 – $61.5
Adjusted(5) SI&A Expenses ($ in billions)	$13.3 – $14.3				$13.8 – $14.8
Adjusted(5) R&D Expenses ($ in billions)	$11.9 – $12.9				$11.0 – $12.0
Effective Tax Rate on Adjusted(5) Income	~12%				~15%
Adjusted(5) Diluted EPS	$1.45 – $1.65	$2.45 – $2.65	-	($0.40)	$2.05 – $2.25

Financial guidance for Adjusted(5) diluted EPS is calculated using approximately 5.75 billion weighted average shares outstanding, and assumes no share repurchases in 2023 or 2024.

Seagen Acquisition
As announced on December 12, 2023, Pfizer and Seagen have received all required regulatory approvals for the closing of the acquisition. Pfizer expects to complete the acquisition of Seagen on December 14, 2023, subject to the satisfaction of other customary closing conditions.

Executive Commentary
Dr. Albert Bourla, Pfizer Chairman and Chief Executive Officer, stated: “Pfizer’s product portfolio remains strong. In 2024, Comirnaty and Paxlovid are expected to deliver combined revenues of approximately $8 billion and our remaining portfolio of combined Pfizer and Seagen products is expected to achieve year-over-year operational revenue growth in the range of 8% to 10%.

“In addition, we expect our cost realignment program to deliver savings of at least $4.0 billion by the end of 2024, which puts us on a path to potentially regain our pre-pandemic operating margins.

“We look forward to joining forces with Seagen and using our combined strengths to bring us ever closer to delivering long promised cures for certain cancers.”

Pfizer intends to provide additional commentary in an analyst webcast scheduled for 8:30 a.m. EST, Wednesday, December 13, 2023, details can be found at www.pfizer.com/investors.
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(1)Pfizer does not provide guidance for GAAP Reported financial measures (other than revenues and in 2023 acquired in-process R&D [IPR&D] expenses) or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP Reported financial measures on a forward-looking basis because it is unable to predict with reasonable certainty the ultimate outcome of unusual gains and losses, certain acquisition-related expenses, gains and losses from equity securities, actuarial gains and losses from pension and postretirement plan remeasurements, potential future asset impairments and pending litigation without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP Reported results for the guidance period.
(2)As used in this document, “Comirnaty” refers to, as applicable, and as authorized or approved, the Pfizer-BioNTech COVID-19 Vaccine, the Pfizer-BioNTech COVID-19 Vaccine, Bivalent (Original and Omicron BA.4/BA.5), Comirnaty (COVID-19 Vaccine, mRNA, 2023-2024 Formula), the Pfizer-BioNTech COVID-19 Vaccine (2023-2024 Formula), Comirnaty Original/Omicron BA.1, Comirnaty Original/Omicron BA.4/BA.5 and Comirnaty XBB.1.5. “Comirnaty” includes direct sales and alliance revenues related to sales of the above-mentioned vaccines, which are recorded within Pfizer’s Primary Care customer group. It does not include revenues for certain Comirnaty-related manufacturing activities performed on behalf of BioNTech, which are included in the Pfizer CentreOne contract development and manufacturing organization.
(3)References to operational variances in this press release pertain to period-over-period changes that exclude the impact of foreign exchange rates. Although exchange rate changes are part of Pfizer’s business, they are not within Pfizer’s control, and because they can mask positive or negative trends in the business, Pfizer believes presenting operational variances excluding these foreign exchange changes provides useful information to evaluate Pfizer’s results.
(4)Revenues is defined as revenues in accordance with U.S. generally accepted accounting principles (GAAP).  Reported net income and its components are defined as net income attributable to Pfizer

Inc. common shareholders and its components in accordance with U.S. GAAP. Reported diluted earnings per share (EPS) is defined as diluted EPS attributable to Pfizer Inc. common shareholders in accordance with U.S. GAAP.
(5)Adjusted income and Adjusted diluted EPS are defined as U.S. GAAP net income attributable to Pfizer Inc. common shareholders and Reported diluted EPS attributable to Pfizer Inc. common shareholders before the impact of amortization of intangible assets, certain acquisition-related items, discontinued operations, and certain significant items. Adjusted income and its components and Adjusted diluted EPS measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS(4), have no standardized meaning prescribed by U.S. GAAP and may not be comparable to the calculation of similar measures of other companies. See the Non-GAAP Financial Measure: Adjusted Income section of Management’s Discussion and Analysis of Financial Condition and Results of Operations in Pfizer’s 2022 Annual Report on Form 10-K for a definition of each component of Adjusted income as well as other relevant information.
(6)Financial guidance for full-year 2024 reflects the following:
•Exchange rates assumed are actual rates at mid-November 2023
•Guidance for Adjusted(5) diluted EPS assumes diluted weighted-average shares outstanding of approximately 5.75 billion shares, and assumes no share repurchases in 2024.

DISCLOSURE NOTICE: The information contained in this press release is as of December 13, 2023. Pfizer assumes no obligation to update forward-looking statements contained in this release or the webcast as the result of new information or future events or developments. Pfizer’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.
This press release and the webcast contain or may contain forward-looking information about, among other topics, Pfizer’s and Seagen’s anticipated operating and financial performance and expectations for Pfizer’s and Seagen’s product pipeline, in-line products and product candidates (including revenue contribution and related projections and guidance), financial and other impact of Pfizer’s proposed acquisition of Seagen, Pfizer’s efforts to combat COVID-19, Paxlovid, Pfizer’s and BioNTech’s COVID-19 vaccines, defined collectively herein as Comirnaty (including their potential benefits), changes to Pfizer’s commercial organization, reorganizations, business plans, strategy and prospects, and an enterprise-wide cost realignment program (including anticipated costs, savings and potential benefits) that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, uncertainties regarding the commercial success of Pfizer’s and Seagen’s products or product candidates, including Paxlovid and Comirnaty; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for our clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as risks associated with pre-clinical and clinical data (including Phase 1/2/3 or Phase 4 data for any of Pfizer’s and Seagen’s products or product candidates) in any of our studies in pediatrics, adolescents, or adults or real world evidence, including the possibility of unfavorable new pre-clinical, clinical or safety data and further analyses of existing pre-clinical, clinical or safety data or further information regarding the quality of pre-clinical, clinical or safety data; risks associated with interim data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; the ability to produce comparable clinical or other results for any of Pfizer’s and Seagen’s products or product candidates, including the rate of effectiveness and/or efficacy, safety and tolerability profile observed to date, in additional analyses of the Phase 3 trial for any such products and additional studies, in real world data studies or in larger, more diverse populations following commercialization; the ability of Comirnaty, any vaccine candidate or any future vaccine to prevent, or Paxlovid or any future COVID-19 treatment to be effective against, COVID-19 caused by emerging virus variants; the risk that use of Comirnaty or Paxlovid will lead to new information about efficacy, safety or other developments, including the risk of additional adverse reactions, some of which may be serious; the risk that pre-clinical and clinical trial data are subject to differing interpretations and assessments, including during the peer review/publication process, in the scientific community generally, and by regulatory authorities; whether and when additional data from the BNT162 mRNA vaccine program, Paxlovid or other COVID-19 programs will be published in scientific journal publications and, if so, when and with what modifications and interpretations; whether regulatory authorities will be satisfied with the design of and results from existing or future pre-clinical and clinical studies; whether and when any drug applications or submissions to request emergency use or conditional marketing authorization for any potential indications for any of Pfizer’s or Seagen’s products or product candidates may be filed in particular jurisdictions and if obtained, whether or when such emergency use authorization or licenses will expire or terminate; whether and when submissions to request emergency use or conditional marketing authorizations for any vaccine or any vaccine candidate or any potential future vaccines (including potential future annual boosters or re-vaccinations), and/or biologics license and/or emergency use authorization applications or amendments to any such applications may be filed in particular jurisdictions for any vaccine, any vaccine candidate or any potential future vaccines, and if obtained, whether or when such emergency use authorizations or licenses, or existing emergency use authorizations, will expire or terminate; whether and when any applications that may be pending or filed for any of Pfizer’s or Seagen’s products or product candidates (including any requested amendments to the emergency use or conditional marketing authorizations) may be approved by particular regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product's benefits outweigh its known risks and determination of the product's efficacy and, if approved, whether any of Pfizer’s or Seagen’s products or product candidates for any such indications will be commercially successful; intellectual property and other litigation; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any of Pfizer’s or Seagen’s products or product candidates, including the authorization or approval of products or therapies developed by other companies; disruptions in the relationships between us and our collaboration partners, clinical trial sites or third-party suppliers, including Pfizer’s relationship with BioNTech; the risk that demand for any of Pfizer’s or Seagen’s products may be reduced, no longer exist or not meet expectations, which may lead to reduced revenues, excess inventory on-hand and/or in the channel which, for Paxlovid and Comirnaty, has resulted in a significant inventory write-off in the third quarter of 2023 and could continue to result in inventory write-offs or other unanticipated charges; challenges related to and uncertainties regarding the transition to the commercial market for any of our products, and in particular, Paxlovid; uncertainties related to the public’s adherence to vaccines and boosters; risks related to our ability to achieve our revenue forecasts for any of Pfizer’s or Seagen’s products or product candidates; the risk that other companies may produce superior or competitive products; risks related to the availability of raw materials to manufacture or test any of Pfizer’s or Seagen’s products or product candidates; challenges related to Pfizer’s vaccine’s formulation, dosing schedule and attendant storage, distribution and administration requirements, including risks related to storage and handling after delivery by Pfizer; the risk that we may not be able to successfully develop other vaccine formulations, booster treatment courses or potential future annual boosters or re-vaccinations or new variant-based or next generation vaccines or potential combination respiratory vaccines or next generation COVID-19 treatments; the risk that we may not be able to recoup costs associated with our R&D and manufacturing efforts; risks associated with any changes in the way we approach or provide research funding for any of our programs; challenges and risks associated with the pace of our development programs; the risk that we may not be able to maintain manufacturing capacity or access to logistics or supply channels commensurate with global demand, which would negatively impact our ability to supply our COVID-19 or other products; whether and when additional supply or purchase agreements will be reached or existing agreements will be completed or renegotiated; uncertainties regarding the ability to obtain recommendations from vaccine or treatment advisory or technical committees and other public health authorities and uncertainties regarding the commercial impact of any such recommendations; pricing and access challenges; challenges related to public confidence in, or awareness of any of Pfizer’s or Seagen’s products or product candidates; uncertainties around future changes to applicable healthcare policies and guidelines issued by the U.S. federal government in connection with the declared termination of the federal government’s COVID-19 public health emergency as of May 11, 2023; trade restrictions; potential third party royalties or other claims; other business effects and uncertainties and the uncertainties inherent in business and financial planning, including the effects of industry, market, business, economic, political or regulatory conditions, risks related to Pfizer’s business and prospects, adverse developments in Pfizer’s markets, or adverse developments in the U.S. or global capital markets, credit markets, regulatory environment or economies generally; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; uncertainties regarding the impact of COVID-19 on our business, operations and financial results; competitive developments; risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition of Seagen in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of the consummation of the proposed acquisition on the market price of Pfizer’s common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition or Seagen’s business; risks related to the financing of the transaction; uncertainties regarding the impact, success and associated costs of our enterprise-wide cost realignment program; and the impact of and risks and uncertainties related to restructurings and internal reorganizations, as well as any other corporate strategic initiatives and growth strategies, and cost-reduction and productivity initiatives, each of which requires upfront costs but may fail to yield anticipated benefits and may result in unexpected costs, organizational disruption or other unintended consequences.
A further description of these and other risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.pfizer.com. See also the Overview of Our Performance, Operating Environment, Strategy and Outlook — Our 2022 Performance and — The Global Economic Environment sections of Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) in Pfizer’s 2022 Annual Report on Form 10-K; and the Overview of Our Performance, Operating Environment, Strategy and Outlook — Our Third Quarter 2023 and First Nine Months of 2023 Performance and — The Global Economic Environment sections of MD&A in Pfizer’s Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2023 (available at www.pfizer.com).